EXHIBIT 32.2

CERTIFICATION OF

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Creative Medical Technology Holdings, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Donald Dickerson, Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ended March 31, 2021, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Quarterly Report on Form 10-Q for the period ended March 31, 2021, fairly presents, in all material respects, the financial condition and results of operations of Creative Medical Technology Holdings, Inc.

Date: May 17, 2021	By:	/s/ Donald Dickerson
Donald Dickerson
Chief Financial Officer
(Principal Financial Officer)